Exhibit 99.7

GENERAL

THIS DOCUMENT IS AN ENGLISH TRANSLATION OF A RUSSIAN DOCUMENT. IT IS PROVIDED FOR INFORMATION ONLY, HAS NO LEGAL EFFECT AND SHOULD NOT BE RELIED UPON. SHAREHOLDERS IN JSC “RUSHYDRO” SHOULD RELY ONLY ON THE ORIGINAL RUSSIAN DOCUMENT OF WHICH THIS IS A TRANSLATION (TOGETHER WITH OTHER RELEVANT RUSSIAN DOCUMENTATION ISSUED BY JSC “RUSHYDRO”) IN RELATION TO ANY DECISION RELATING TO THE SUBJECT MATTER OF THIS DOCUMENT.

THIS TRANSLATION APPEARS AS A MATTER OF INFORMATION ONLY AND DOES NOT CONTAIN OR CONSTITUTE, AND SHOULD NOT BE RELIED UPON AS, AN OFFER OR INVITATION TO MAKE AN OFFER FOR THE PURCHASE OF ANY SHARES, BONDS OR OTHER SECURITIES.

THIS DOCUMENT IS NOT A PROSPECTUS, INCLUDING PURSUANT TO THE MEASURES IMPLEMENTING THE EU DIRECTIVE 2003/71/EC (THIS DIRECTIVE, AND AMENDMENTS THERETO, INCLUDING THE 2010 PROSPECTUS DIRECTIVE AMENDING DIRECTIVE 2010/73/EU TO THE EXTENT IMPLEMENTED IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA, TOGETHER WITH ANY IMPLEMENTING MEASURES IN EACH MEMBER STATE OF THE EUROPEAN ECONOMIC AREA WHICH HAS IMPLEMENTED THE EU DIRECTIVE 2003/71/EC, THE “PROSPECTUS DIRECTIVE”).

THIS DOCUMENT DOES NOT CONSTITUTE AN OFFER OR ADVERTISEMENT OF SECURITIES AND DOES NOT CONSTITUTE AN OFFER OR A PROPOSAL TO MAKE OFFERS OR TO ACQUIRE ANY SECURITIES IN ANY JURISDICTION.

IN RESPECT OF THE SHARES IN JSC “RUSHYDRO” AND DEPOSITARY RECEIPTS REPRESENTING SUCH SHARES WHICH ARE REFERRED TO IN THIS DOCUMENT THE RELEVANT CLEARANCES HAVE NOT BEEN, AND WILL NOT BE, OBTAINED FROM THE SECURITIES COMMISSION OF ANY PROVINCE OF CANADA AND NO PROSPECTUS HAS BEEN LODGED WITH, OR REGISTERED BY, THE AUSTRALIAN SECURITIES AND INVESTMENTS COMMISSION OR THE JAPANESE MINISTRY OF FINANCE. ACCORDINGLY, SUCH SECURITIES MAY NOT (UNLESS AN EXEMPTION UNDER THE RELEVANT SECURITIES LAWS IS APPLICABLE) BE OFFERED, SOLD, RESOLD, DELIVERED OR TRANSFERRED, DIRECTLY OR INDIRECTLY, IN OR INTO CANADA, AUSTRALIA OR JAPAN OR ANY OTHER JURISDICTION IF TO DO SO WOULD CONSTITUTE A VIOLATION OF THE RELEVANT LAWS OF, OR REQUIRE REGISTRATION THEREOF IN, SUCH JURISDICTION OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, A PERSON LOCATED IN CANADA, AUSTRALIA OR JAPAN.

THIS DOCUMENT IS ONLY ADDRESSED TO AND DIRECTED AT PERSONS IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA WHO ARE “QUALIFIED INVESTORS” WITHIN THE MEANING OF ARTICLE 2(1)(E) OF THE PROSPECTUS DIRECTIVE. IN ADDITION, IN THE UNITED KINGDOM, THIS DOCUMENT IS BEING DISTRIBUTED ONLY TO, AND IS DIRECTED ONLY AT, QUALIFIED INVESTORS (I) WHO HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS FALLING WITHIN ARTICLE 19(5) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (THE “ORDER”) AND/OR (II) QUALIFIED INVESTORS FALLING WITHIN ARTICLE 49(2)(A) TO (D) OF THE ORDER, AND TO OTHER PERSONS TO WHOM IT MAY OTHERWISE LAWFULLY BE COMMUNICATED (ALL SUCH

PERSONS TOGETHER BEING REFERRED TO AS “RELEVANT PERSONS”). THIS DOCUMENT MUST NOT BE ACTED ON OR RELIED ON (I) IN THE UNITED KINGDOM, BY PERSONS WHO ARE NOT RELEVANT PERSONS, AND (II) IN ANY MEMBER STATE OF THE EUROPEAN ECONOMIC AREA OTHER THAN THE UNTIED KINGDOM, BY PERSONS WHO ARE NOT QUALIFIED INVESTORS.

THIS DOCUMENT INCLUDES STATEMENTS THAT ARE, OR MAY BE DEEMED TO BE, “FORWARD-LOOKING STATEMENTS”. THESE FORWARD-LOOKING STATEMENTS SPEAK ONLY AS AT THE DATE OF THIS DOCUMENT. THESE FORWARD-LOOKING STATEMENTS CAN BE IDENTIFIED BY THE USE OF FORWARD-LOOKING TERMINOLOGY, INCLUDING THE WORDS “TARGETS”, “BELIEVES”, “EXPECTS”, “AIMS”, “INTENDS”, “WILL”, “MAY”, “ANTICIPATES”, “WOULD”, “COULD” OR “SHOULD” OR SIMILAR EXPRESSIONS OR, IN EACH CASE THEIR NEGATIVE OR OTHER VARIATIONS OR BY DISCUSSION OF STRATEGIES, PLANS, OBJECTIVES, GOALS, FUTURE EVENTS OR INTENTIONS. THESE FORWARD-LOOKING STATEMENTS ALL INCLUDE MATTERS THAT ARE NOT HISTORICAL FACTS. BY THEIR NATURE, SUCH FORWARD-LOOKING STATEMENTS INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER IMPORTANT FACTORS BEYOND THE COMPANY’S CONTROL THAT COULD CAUSE THE ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS OF THE COMPANY TO BE MATERIALLY DIFFERENT FROM FUTURE RESULTS, PERFORMANCE OR ACHIEVEMENTS EXPRESSED OR IMPLIED BY SUCH FORWARD-LOOKING STATEMENTS. SUCH FORWARD-LOOKING STATEMENTS ARE BASED ON NUMEROUS ASSUMPTIONS REGARDING THE COMPANY’S PRESENT AND FUTURE BUSINESS STRATEGIES AND THE ENVIRONMENT IN WHICH THE COMPANY WILL OPERATE IN THE FUTURE. FORWARD-LOOKING STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE. THERE ARE MANY FACTORS THAT COULD CAUSE THE COMPANY’S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN SUCH FORWARD-LOOKING STATEMENTS. THE COMPANY EXPRESSLY DISCLAIMS ANY OBLIGATION OR UNDERTAKING TO DISSEMINATE ANY UPDATES OR REVISIONS TO ANY FORWARD-LOOKING STATEMENTS CONTAINED HEREIN TO REFLECT ANY CHANGE IN THE COMPANY’S EXPECTATIONS WITH REGARD THERETO OR ANY CHANGE IN EVENTS, CONDITIONS OR CIRCUMSTANCES ON WHICH ANY SUCH STATEMENTS ARE BASED.

NOTICE TO US INVESTORS

JSC “RUSHYDRO’S” OFFERING OF PRE-EMPTIVE RIGHTS TO ACQUIRE NEW SHARES AND DEPOSITARY RECEIPTS (THE “RIGHTS OFFERING”) ARE MADE FOR THE SECURITIES OF A COMPANY ORGANIZED IN THE RUSSIAN FEDERATION. ACCORDINGLY, THE ISSUANCE IS SUBJECT TO THE DISCLOSURE REQUIREMENTS AND PRACTICES APPLICABLE IN RUSSIA, WHICH ARE DIFFERENT FROM THOSE OF THE UNITED STATES. CERTAIN FINANCIAL INFORMATION INCLUDED IN THIS DOCUMENT HAS BEEN PREPARED IN ACCORDANCE WITH ACCOUNTING PRINCIPLES APPLICABLE IN RUSSIA, AND THUS MAY NOT BE COMPARABLE TO FINANCIAL INFORMATION OF US COMPANIES OR COMPANIES WHOSE FINANCIAL STATEMENTS ARE PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES IN THE UNITED STATES.

IT MAY BE DIFFICULT FOR INVESTORS TO ENFORCE THEIR RIGHTS AND ANY CLAIM THEY MAY HAVE ARISING UNDER THE FEDERAL SECURITIES LAWS. JSC “RUSHYDRO” IS A RUSSIAN COMPANY, AND SOME OR ALL OF ITS OFFICERS AND DIRECTORS ARE RESIDENTS OF COUNTRIES OTHER THAN THE UNITED STATES. INVESTORS MAY NOT BE ABLE TO SUE A

NON-US COMPANY OR ITS OFFICERS OR DIRECTORS IN A NON-US COURT FOR VIOLATIONS OF THE US SECURITIES LAWS. IT MAY BE DIFFICULT TO COMPEL A NON-US COMPANY AND ITS AFFILIATES TO SUBJECT THEMSELVES TO A US COURT’S JUDGMENT.

IN ACCORDANCE WITH THE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE US SECURITIES ACT OF 1933, AS AMENDED, PROVIDED BY RULE 801 THEREUNDER WITH RESPECT TO THE NEW SHARES AND DEPOSITARY RECEIPTS TO BE OFFERED IN CONNECTION WITH THE RIGHTS OFFERING, JSC “RUSHYDRO” WILL SUBMIT TO THE US SECURITIES AND EXCHANGE COMMISSION ANY INFORMATIONAL DOCUMENT IT PUBLISHES OR OTHERWISE DISSEMINATES TO HOLDERS OF JSC “RUSHYDRO” SHARES OR DEPOSITARY RECEIPTS RELATED TO THE ISSUANCE.

Announcement on approval of the price of placement of additional ordinary shares

1. General data

1.1. Full corporate name of the issuer	JSC RusHydro

1.2. Abbreviated corporate name of the issuer	JSC RusHydro

1.3. Issuer’s location:	660075 The Krasnoyarsk Territory, Krasnoyarsk Respubliki str., 51

1.4. Issuer’s OGRN (primary state registration number)	1042401810494

1.5. Issuer’s TIN (taxpayer identification number)	2460066195

1.6. Issuer’s unique code assigned by the registration body	55038-E

1.7. Address of the internet page used by the issuer to disclose information:	www.rushydro.ru, www.rushydro.ru, http://www.e-disclosure.ru/portal/company.aspx?id=8580

2. Announcement content

2.1. Class, category (type), series of the securities and other identifying features of securities: ordinary registered uncertified shares.

2.2. Maturity (for Issuer’s bonds and options): no bonds or warrant certificates are offered.

2.3. State registration issue number (additional issue) of securities and date of state registration: 1-01-55038-E-041D of December, 3rd 2012.

2.4. Registering authority’s name: FSFM (Federal Service for Financial Markets) of Russia

2.5. Number of securities of the issue and nominal value of every additional share: 110,000,000,000 of 1 ruble per share.

2.6. Method of securities placement: open subscription.

2.7. Period of securities placement or the way it shall be determined.

The placement opening date shall be determined as follows:

The Placement Opening Date of the Issuer’s securities of this additional issue (hereinafter referred to as the Shares, supplementary shares, placed securities, placed shares) is the date of posting the announcement on the pre-emptive right to acquire the Shares being placed in the Rossiyskaya Gazeta newspaper according to the procedure outlined in clause 8.5 of the Resolution on Additional Issue of Shares. In case announcement on the pre-emptive right to acquire the Shares being placed in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional issue of Shares by the Issuer, the Placement Opening Date of the securities shall be the 15th day from the date of disclosing the information on state registration of additional issue of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

The Securities Placement Closing Date shall be determined as follows:

The 30th day from the Closing Date of Offers collection (this timeframe of offers collection is specified in clause 8.3 of the Resolution on Additional Issue of Shares) but not later than 365 (three hundred sixty five) days from the date of state registration of this additional issue of Shares.

The term of securities placement shall be determined by means of indication of dates on which any information on securities issue is disclosed.

Such information shall be disclosed as follows:

In case this announcement on the pre-emptive right to acquire the Shares being paced in the Rossiyskaya Gazeta newspaper is published before the 14th day from the date of disclosing the information on state registration of this additional issue of Shares by the Issuer, the Placement Opening Date of securities shall be the 15th day from the date of disclosing the information on state registration of additional issue of Shares by the Issuer by means of disclosing the essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities”.

Essential fact report on “Information about the procedure stages for issuing the Issuer’s equity securities” shall be published by the Issuer within the following timeline from the date of disclosure in respect of the state registration of the additional issue of the Issuer’s Shares on the website of the registering authority or receipt by the Issuer of a written notice from the registering authority of the state registration of the additional issue of Shares by post, fax or e-mail, delivery by hand whichever is earlier:

•	in the news line of the authorized information agency Interfax (hereinafter referred to as the Interfax news line) – not later than 1 (one) day;

•	on the Issuer’s Internet website http://www.rushydro.ru and http://www.e-disclosure.ru/portal/company.aspx?id=8580 – not later than 2 (two) days.

2.8. Method of payment of securities: cash, non-cash;

Assets that can be used as means of payment of additional Shares:

ordinary shares of the following companies:

JSC Ust’-Srednekanskaya HPP (OGRN 1074910002310);

JSC RAO Energy Systems of the East (OGRN 1087760000052);

JSC Sakhalin energy company (OGRN 1096501006030);

JSC Irkutsk electronetwork company (OGRN 1093850013762);

JSC Irkutskenergo (OGRN 1023801003313).

2.9. Offering price for securities or the procedure for its determination:

1 (one) ruble per 1 (one) additional ordinary registered uncertified Share (inter alia to persons included in the list of persons who have pre-emptive right for acquisition of additional shares placed).

The offering price for additional Shares was determined by Company’s Board of Directors on Dec 10th 2012, in minutes No. 169.

Offering price of additional Shares is determined by Company’s Board of Directors according to clause 36, 77 of Federal law «On Joint-Stock Companies».

2.10. In case the price of securities is determined before the placement of additional Shares begins:

Company’s management body which determines the price of additional Shares: Company’s Board of Directors.

The date on which the price of additional Shares is determined: Dec 10th 2012.

Date and number of Minutes of the Company’s management body which determines the price of additional Shares in case when such management body collegiate: Dec 10th 2012, in minutes No. 169.

2.11. In case the price of additional Shares according to Resolution on Additional Issue of Securities is determined by Issuer during trades then the conditions and procedure of such trades: the price of additional shares is not determined during trades.

3. Signature

3.1. Board Member, JSC RusHydro (on the basis of the Letter of Attorney No.4211 dd. 20.01.2012)		E.E. Gorev
(signature)

3.2. Date « 11 » December 2012 ..	Place of seal